Exhibit 4.7.13

EXECUTION VERSION

FIFTH AMENDMENT
 TO
CREDIT AGREEMENT

This FIFTH AMENDMENT, dated as of September 17, 2010 (this “Fifth Amendment”), is entered into among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), HERTZ EQUIPMENT RENTAL CORPORATION, a Delaware corporation (together with its successors and assigns, “HERC”), MATTHEWS EQUIPMENT LIMITED, an Ontario corporation (“Matthews”), WESTERN SHUT-DOWN (1995) LIMITED, an Ontario corporation (“Western”), HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP, an Ontario general partnership (together with Matthews and Western and each of their respective successors and assigns, the “Canadian Borrowers,” the Canadian Borrowers together with HERC and the Parent Borrower, the “Borrowers”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (the “Administrative Agent”), DEUTSCHE BANK AG, CANADA BRANCH (“DBCB”), as Canadian agent (the “Canadian Agent”), and the other parties signatory hereto.

W I T N E S S E T H :

WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of December 21, 2005 (as amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 15, 2007, that certain Third Amendment to Credit Agreement, dated as of May 23, 2007 and that certain Fourth Amendment to Credit Agreement, dated as of September 30, 2007), the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto, DBNY, as Administrative Agent and Collateral Agent, DBCB, as Canadian Agent, and Canadian Collateral Agent, Lehman Commercial Paper Inc., as syndication agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as documentation agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers on the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Borrowers, the Administrative Agent, the Canadian Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1

Definitions

Section 1.1            Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

ARTICLE 2

Amendments

As of the Fifth Amendment Effective Date (as defined in Article 3 hereof), the Credit Agreement is hereby amended as set forth in this Article Two.

Section 2.1            Amendments to Section 1 of the Credit Agreement.   (a)  Subsection 1.1 of the Credit Agreement (Definitions) is hereby amended by inserting in such subsection the following definitions in the appropriate alphabetical order:

“Advantage Business”: as of any date of determination, that certain business unit comprising the assets, business lines and locations acquired from Advantage Rent A Car by the Parent Borrower and its Subsidiaries on or around April 2, 2009, and all subsequent modifications, improvements, additions and extensions to such assets, business lines and locations, operated by the Parent Borrower and its Subsidiaries at such date as the Advantage Rent A Car business unit.

“DTAG Acquisition”: the acquisition by the Parent Borrower, directly and/or indirectly through one or more of its Affiliates, of all of the outstanding capital stock or all or substantially all of the assets of Dollar Thrifty Automotive Group, Inc. and/or its Subsidiaries.

“Regulated Subsidiary”:  AmeriGuard Risk Retention Group, Inc. (if it becomes a Subsidiary of the Parent Borrower through the DTAG Acquisition).

(b)           Subsection 1.1 of the Credit Agreement is hereby further amended by, in the definition of “Designated Foreign Currencies” adding “and, solely with respect to U.S. Facility Letters of Credit, Australian dollars” immediately before the period at the end of such definition.

(c)           Subsection 1.1 of the Credit Agreement is hereby further amended by, in the definition of “Guarantors,” (i) deleting the word “and” before “(e) Hertz Vehicle Sales Corporation” and inserting “,” in lieu there of and (ii) inserting “and (f) the Regulated Subsidiary” immediately after “(e) Hertz Vehicle Sales Corporation”.

(d)           Subsection 1.1 of the Credit Agreement is hereby further amended by, in the definition of “Recovery Event,” inserting “or the Regulated Subsidiary” immediately after “(other than Special Purpose Subsidiaries” in each place where such phrase occurs in such definition.

(e)           Subsection 1.1 of the Credit Agreement is hereby further amended by, in the definition of “U.S. Subsidiary Guarantor,” inserting “the Regulated Subsidiary,” immediately after “(other than any Special Purpose Subsidiary,”.

Section 2.2.           Amendment to Section 3.1 of the Credit Agreement.  Subsection 3.1(a) of the Credit Agreement is hereby amended by deleting “$200,000,000” where it appears in such subsection 3.1(a) and inserting in lieu thereof “$600,000,000”.

Section 2.3.           Amendment to Section 3.4 of the Credit Agreement.  Subsection 3.4 of the Credit Agreement is hereby amended by inserting a new paragraph (d) at the end of such subsection as follows:

“(d)         For the avoidance of doubt, the Dollar Equivalent of any U.S. Facility L/C Obligations denominated in Australian Dollars shall be calculated from time to time in accordance with the applicable provisions of the definition of “U.S. Facility L/C Obligations”, and any reimbursement payments required to be made in accordance with subsection 3.4(a) by the L/C Participants in respect of any such U.S. Facility L/C Obligations shall be made in Dollars as calculated by the relevant Issuing Lender in accordance with subsection 3.5(a).”

Section 2.4.           Amendment to Section 3.5 of the Credit Agreement.  Subsection 3.5(a) of the Credit Agreement is hereby amended by deleting the phrase “(except that, in the case of any Letter of Credit denominated in any Designated Foreign Currency, in the event that such payment is not made to such Issuing Lender within three Business Days of the date of receipt by such Borrower of such notice, upon notice by such Issuing Lender to such Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the Spot Rate of Exchange on such date)” and inserting in lieu thereof “(except that, (i) in the case of any Letter of Credit denominated in Australian Dollars or (ii) in the event that such payment is not made to such Issuing Lender within three Business Days of the date of receipt by such Borrower of such notice, upon notice by such Issuing Lender to such Borrower, in the case of any Letters of Credit denominated in any other Designated Foreign Currency, then such payment (in the case of either of the foregoing clauses (i) or (ii)) shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the Spot Rate of Exchange on such date)”.

Section 2.5.           Amendment to Section 4.4 of the Credit Agreement.  Subsection 4.4(b) of the Credit Agreement is hereby amended by inserting “or the Regulated Subsidiary” immediately after “(other than any Special Purpose Subsidiary”.

Section 2.6.           Amendment to Section 7.9 of the Credit Agreement.  Subsections 7.9(b) and 7.9(c) of the Credit Agreement are hereby amended by inserting “, the Regulated Subsidiary” after “(other than a Special Purpose Subsidiary” and after “(other than Special Purpose Subsidiaries” each time either such phrase occurs in such subsections.

Section 2.7.           Amendment to Section 8.2 of the Credit Agreement.  Subsection 8.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (v), (ii) deleting the period at the end of clause (w) thereof and inserting “; and” in lieu thereof and (iii) adding a new clause (x) to subsection 8.2 as follows: “(x) other Indebtedness, provided that an amount equal to the Net Cash Proceeds in respect of such Indebtedness shall be applied within 270 days of the incurrence thereof, at the Parent Borrower’s option to (x) consummate any acquisition permitted by subsection 8.10 and/or (y) pay, prepay, repurchase or redeem any other Indebtedness of the Parent Borrower or any of its Subsidiaries incurred pursuant to any other clause of this subsection 8.2 (including without limitation any Existing Notes, any New Notes, the Loans or Senior Term Loans), including any interest and premium (including any prepayment penalties) thereon plus other amounts paid and fees and expenses incurred in connection with such payment, prepayment, repurchase or redemption, provided further that in the case of this clause (y) such refinancing Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being refinanced, or, if the Average Life of such refinancing Indebtedness is less than the Average Life of the Indebtedness being refinanced, then such refinancing Indebtedness shall (i) have a maturity date that is no earlier than the date that is 91 days after the Termination Date (such date, the “Earliest Refinancing Maturity Date”) and (ii) not provide for scheduled principal repayments of such Indebtedness in an aggregate amount greater than the aggregate amount of scheduled principal repayments of the Indebtedness being so refinanced, in each case during the period commencing on the date of incurrence of such refinancing Indebtedness and ending on the day immediately preceding the Earliest Refinancing Maturity Date.”

Section 2.8.           Amendment to Section 8.6 of the Credit Agreement.  Subsection 8.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) and inserting “;” in lieu thereof; (ii) deleting the period at the end of clause (k) and inserting “; and” in lieu thereof and (iii) inserting a new clause (l) as follows:  “(l) in connection with the DTAG Acquisition, the sale or other Disposition of any Capital Stock or other property or assets constituting all or any part of the Advantage Business.”

Section 2.9.           Amendment to Section 8.8 of the Credit Agreement.  Subsection 8.8 of the Credit Agreement is hereby amended by deleting the comma immediately after “any Special Purpose Subsidiaries” and inserting in lieu thereof “ or the Regulated Entity,”.

Section 2.10.         Amendment to Section 8.16 of the Credit Agreement.  Subsection 8.16 of the Credit Agreement is hereby amended by inserting “, the Regulated Subsidiary” immediately after “(other than any Special Purpose Subsidiaries”.

Section 2.11.         Amendment to Schedule B of the Credit Agreement.  Schedule B of the Credit Agreement is hereby amended by adding “Australian dollars” to the column headed “Currency” and “Melbourne” to the column headed “Principal Financial Center” immediately opposite “Australian dollars.”

ARTICLE 3

Miscellaneous

Section 3.1            Conditions to Effectiveness.  This Fifth Amendment shall become effective as of the date (the “Fifth Amendment Effective Date”) on which:

(a)           Amendment.  The Administrative Agent shall have received this Fifth Amendment, executed and delivered by a duly authorized officer of the Borrowers, Deutsche Bank AG New York Branch, as the U.S. Facility Issuing Lender and the requisite Lenders set forth in Section 11.1 of the Credit Agreement;

(b)           Acknowledgment and Confirmation.  The Administrative Agent shall have received (i) an Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto (the “U.S. Consent”), executed and delivered by an authorized officer of each Guarantor party to the U.S. Guarantee and Collateral Agreement, and (ii) an Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto (the “Canadian Consent”) executed and delivered by an authorized officer of each Guarantor party to the Canadian Guarantee and Collateral Agreement;

(c)           Legal Opinion. The Administrative Agent shall have received a favorable written opinion of counsel to the Parent Borrower (i) dated the Fifth Amendment Effective Date, (ii) addressed to the Administrative Agent and the Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent; and

(d)           Fees and Expenses.  Parent  Borrower shall have paid or caused to be paid to the Administrative Agent all fees payable to the Administrative Agent or the Lenders then due (or due upon the effectiveness of the Fifth Amendment) in connection with the transactions contemplated by this Fifth Amendment.

The Administrative Agent shall give prompt notice in writing to the Parent Borrower of the occurrence of the Fifth Amendment Effective Date.

Section 3.2            Representations and Warranties.   On the Fifth Amendment Effective Date (both before and after giving effect to the Fifth Amendment), the Borrowers hereby represent and warrant that: (a) each of the representations and warranties made by any Loan Party pursuant to this Fifth Amendment or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Fifth Amendment or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date, (b) as of the date hereof, the Borrowers have the corporate power and authority, and the legal right, to enter into and perform this Fifth Amendment, (c) the execution, delivery and performance of this Fifth Amendment has been duly authorized by all necessary corporate action on the part of the Borrowers, (d)  the execution and delivery by the Borrowers of this Fifth Amendment, and performance by the Borrowers of the Credit Agreement as amended hereby, will not (1) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, or (2) result in, or require, the creation or imposition of any Lien (other than any Lien permitted by subsection 8.3 of the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, (e) this Fifth Amendment constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (f) the U.S. Consent and the Canadian Consent, when executed and delivered by each Guarantor party to the U.S. Guarantee and Collateral Agreement or Canadian Guarantee and Collateral Agreement, as applicable, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such

Guarantor in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and (g) on the Fifth Amendment Effective Date (both before and after giving effect to the Fifth Amendment), no Default or Event of Default has occurred and is continuing.

Section 3.3            Severability.  Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.4            Continuing Effect; No Other Waivers or Amendments.  This Fifth Amendment shall not constitute an amendment to or waiver of any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as a consent to any action on the part of the Parent Borrower, or any other Subsidiary of the Parent Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.  For the avoidance of doubt, this Fifth Amendment shall not constitute an amendment, modification or waiver of any provision of any Letter of Credit or any L/C Obligation outstanding on the date hereof.  On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Fifth Amendment and the Credit Agreement shall be read together and construed as a single instrument.

Section 3.5            Counterparts.  This Fifth Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 3.6            Payment of Fees and Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent.

Section 3.7            GOVERNING LAW.  THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

HERTZ EQUIPMENT RENTAL CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

MATTHEWS EQUIPMENT LIMITED

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

WESTERN SHUT-DOWN (1995) LIMITED

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP

By: MATTHEWS EQUIPMENT LIMITED, its managing partner

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

[Hertz — ABL—Fifth Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH
as Administrative Agent, U.S. Facility Issuing Lender and Lender,

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

DEUTSCHE BANK AG, CANADA BRANCH
as Canadian Agent and Lender,

By:	/s/ Rod O’Hara
Name: Rod O’Hara
Title: Director

By:	/s/ Marcellus Leung
Name: Marcellus Leung
Title: Assistant Vice President

[Hertz — ABL—Fifth Amendment]

LENDERS:

By signing below, you have indicated your consent to the Fifth Amendment to Credit Agreement

Name of Institution:

By:

Name:
Title:

[This Amendment was executed by authorized signatories of 32 Lender Institutions]

[Hertz — ABL—Fifth Amendment]

EXHIBIT A
TO FIFTH AMENDMENT

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1.             Reference is made to the Fifth Amendment to Credit Agreement, dated as of September 17, 2010 (the “Fifth Amendment”), among the Borrowers, the Administrative Agent, the Canadian Agent, the U.S. Facility Issuing Lender and the Lenders from time to time party thereto.

2.             Certain provisions of the Credit Agreement are being amended pursuant to the Fifth Amendment.  Each of the undersigned is a Guarantor of the Borrower Obligations of each Borrower pursuant to the U.S. Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby

(a)           consents to the foregoing Fifth Amendment,

(b)           acknowledges that, notwithstanding the execution and delivery of the foregoing Fifth Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement continue in full force and effect; and

(c)           confirms and ratifies its obligations under each of the Loan Documents executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Fifth Amendment to which this U.S. Consent is attached or in the Credit Agreement referred to therein or in the U.S. Guarantee and Collateral Agreement, as applicable.

3.             THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.             This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HERTZ INVESTORS, INC.

By:	Elyse Douglas
Name: Elyse Douglas
Title: Vice President and Treasurer

HERTZ EQUIPMENT RENTAL CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

BRAE HOLDING CORP.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ CLAIM MANAGEMENT CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HCM MARKETING CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ LOCAL EDITION CORP.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ LOCAL EDITION TRANSPORTING, INC.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ GLOBAL SERVICES CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

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HERTZ SYSTEM, INC.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ TECHNOLOGIES, INC.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

HERTZ TRANSPORTING, INC.

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

SIMPLY WHEELZ LLC

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

SMARTZ VEHICLE RENTAL CORPORATION

By:	/s/ R. Scott Massengill
Name: Scott Massengill
Title: Treasurer

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EXHIBIT B
TO FIFTH AMENDMENT

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1.             Reference is made to the Fifth Amendment to Credit Agreement, dated as of September 17, 2010 (the “Fifth Amendment”), among the Borrowers, the Administrative Agent, the Canadian Agent, the U.S. Facility Issuing Lender and the Lenders from time to time party thereto.

2.             Certain provisions of the Credit Agreement are being amended pursuant to the Fifth Amendment.  Each of the undersigned is a Guarantor of the Borrower Obligations of each Canadian Borrower pursuant to the Canadian Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby

(a)           consents to the foregoing Fifth Amendment,

(b)           acknowledges that, notwithstanding the execution and delivery of the foregoing Fifth Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement continue in full force and effect; and

(c)           confirms and ratifies its obligations under each of the Loan Documents executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Fifth Amendment to which this Canadian Consent is attached or in the Credit Agreement referred to therein or in the Canadian Guarantee and Collateral Agreement, as applicable.

3.             THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.             This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[rest of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MATTHEWS EQUIPMENT LIMITED

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

WESTERN SHUT-DOWN (1995) LIMITED

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP

By: MATTHEWS EQUIPMENT LIMITED, its managing partner

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

3222434 NOVA SCOTIA COMPANY

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

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